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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to section 13 or 15 (d) of
                      the Securities Exchange Act of 1934



                                 April 26, 1995
                                 --------------
                Date of Report (Date of earliest event reported)



                            PrimeEnergy Corporation
                            -----------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       0-7406                                        84-0637348
       ------                                        ----------
(Commission File Number)                  (IRS Employer Identification
                                                       Number)

                One Landmark Square, Stamford, Connecticut 06901
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (203) 358-5700
                                 --------------
                        (Registrant's telephone number)
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ITEM 5.  OTHER EVENTS.

         On April 26, 1995, the Registrant and its wholly-owned subsidiary, PrimeEnergy Management Corporation, ("PEMC") entered into a Credit Agreement (the "Credit Agreement") providing for a $50,000,000 master note revolving line of credit with Bank One, Texas, National Association, a national banking association ("BankOne"), which amended and restated the existing credit facility with BankOne. Among other matters, the Credit Agreement provides for syndication with other lenders, initially, Den norske Bank AS, increases the borrowing base of the Registrant to $12.5 million and provides for a lower rate of interest. A copy of the Credit Agreement is filed herewith as Exhibit
10.7. Substantially all of the producing properties and other oil and gas interests and assets of the Registrant and PEMC are pledged as security for the indebtedness of Registrant incurred under the Credit Agreement, pursuant to that certain Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production, as ratified and amended, filed herewith as Exhibit 10.8. Each of the Registrant's subsidiaries, Prime Operating Company, Eastern Oil Well Service Company and Southwest Oilfield Construction Company, have pledged substantially all of the assets of such subsidiaries as security for the indebtedness of Registrant and PEMC under the Credit Agreement.

ITEM 6.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         10.7 Credit Agreement dated April 26, 1995, between PrimeEnergy Corporation, PrimeEnergy Management Corporation and Bank One, Texas, National Association (filed herewith)

         10.8 Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated May 27, 1994, as ratified and amended April 26, 1995, between PrimeEnergy Corporation, PrimeEnergy Management Corporation and Bank One, Texas, National Association (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PrimeEnergy Corporation

Date:  May 5, 1995                By:   /s/ Beverly A. Cummings
                                        Beverly A. Cummings
                                        Executive Vice President